                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our reports dated as follows:

  -     AMB Property Corporation and subsidiaries                                    January 27, 1998
  -     AMB Contributed Properties                                                   March 27, 1998
  -     Crysen Corridor Warehouse                                                    February 24, 1998
  -     Boston Industrial Portfolio                                                  March 27, 1998
  -     The Jamesburg Property                                                       March 27, 1998
  -     Orlando Central Park                                                         March 27, 1998
  -     Totem Lake Malls                                                             March 27, 1998
  -     Dallas Warehouse Portfolio (Garland Industrial Portfolio)                    April 21, 1998
  -     Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio)      May 1, 1998
  -     Willow Park Portfolio                                                        June 8, 1998
  -     Amberjack Portfolio                                                          July 9, 1998
  -     Willow Lake Portfolio                                                        July 21, 1998
  -     National Distribution Portfolio                                              July 31, 1998
  -     Mawah Portfolio                                                              July 31, 1998
  -     Cabot Industrial Portfolio                                                   October 27, 1997
  -     Cabot Business Park                                                          October 29, 1997
  -     Manhattan Village Shopping Center                                            October 17, 1997
  -     Weslayan Plaza                                                               October 17, 1997
  -     Silicon Valley R&D Portfolio                                                 October 17, 1997

and to all references to our Firm included in this registration statement.


                                       /s/ ARTHUR ANDERSEN LLP


San Francisco, California
November 30, 1998